Form of Letter of Transmittal

EXHIBIT C

LETTER OF TRANSMITTAL

Regarding shares in

ALTERNATIVE INVESTMENT PARTNERS ABSOLUTE RETURN FUND

Tendered Pursuant to the Offer to Purchase

Dated April 16, 2007

THIS LETTER OF TRANSMITTAL MUST BE

RECEIVED BY MORGAN STANLEY AIP GP LP

BY THURSDAY, MAY 17, 2007.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT 12:00 MIDNIGHT, NEW YORK TIME, ON WEDNESDAY,

MAY 30, 2007, UNLESS THE OFFER IS EXTENDED.

Complete This Letter Of Transmittal And Return Or Deliver To Alternative Investment Partners

Absolute Return Fund:

Overnight Delivery	Regular Mail
30 Dan Road	PO Box 8031
Canton, MA 02021	Boston, MA 02266-8031

For additional information:

Phone: (800) 421-7572

Fax: (877) 839-1119

Ladies and Gentlemen:

The undersigned hereby tenders to Alternative Investment Partners Absolute Return Fund, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the shares of beneficial interest in the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the offer to purchase, dated April 16, 2007 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER TO PURCHASE AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer to Purchase.

The undersigned recognizes that under certain circumstances set out in the Offer to Purchase, the Fund may not be required to purchase the Shares tendered hereby.

A promissory note for the value of the purchased Shares will be mailed to the undersigned. The initial payment of the purchase amount for the Shares tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal.

The promissory note will also reflect the “Post-Audit Payment” portion of the purchase amount, if any, as described in Section 7 of the Offer to Purchase. Any Post-Audit Payment of cash due pursuant to the promissory note will also be made by wire transfer of the funds to the undersigned’s account as provided herein. The undersigned recognizes that the amount of the initial payment of the purchase amount for Shares will be based on the unaudited net asset value of the Fund as of June 30, 2007, subject to an extension of the offer as described in Section 8 of the Offer to Purchase.

The Post-Audit Payment portion of the purchase amount, if any, will be determined upon completion of the audit of the Fund’s financial statements, which is anticipated to be completed no later than 60 days after December 31, 2007, the Fund’s fiscal year-end. The Post-Audit Payment will be payable promptly after the completion of the Fund’s next annual audit or the determination by Morgan Stanley Alternative Investment Partners LP of any relevant withholding tax amounts for the year, whichever is later.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.

PLEASE FAX OR MAIL IN THE ENCLOSED ENVELOPE TO: Alternative Investment Partners Absolute Return Fund, PO Box 8031 Boston, MA 02266-8031. FOR ADDITIONAL INFORMATION: PHONE:(800) 421-7572 OR FAX:(877) 839-1119.

PART 1.	NAME AND ADDRESS:

Name of Shareholder:

Social Security No.

or Taxpayer

Identification No.:

Telephone Number:

PART 2.	AMOUNT OF SHARES BENEFICIAL INTEREST OF OWNERSHIP BEING TENDERED:

All of the undersigned’s Shares.

That amount of the undersigned’s Shares having the following dollar value:

$___________________________

Note: A minimum net asset value greater than $100,000 (after taking into account this tender) must be maintained (the “Required Minimum Balance”).*

That amount of the undersigned’s Shares whose value is in excess of the Required Minimum Balance.

*	The undersigned understands and agrees that if the undersigned tenders an amount that would cause the net asset value of the undersigned’s remaining Shares to fall below the Required Minimum Balance, the Fund may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

PART 3.	PAYMENT:

CASH PAYMENT

Cash payments will be wire transferred to the following account:

_____________________________________

Name of Bank

_____________________________________

Address of Bank

_____________________________________

ABA Number

_____________________________________

Account Number

_____________________________________

Name Under Which Account is Held

PROMISSORY NOTE

The promissory note reflecting both the initial payment and the Post-Audit Payment portion of the purchase amount, as applicable, will be mailed directly to the undersigned at the address of the undersigned as maintained in the books and records of the Fund.

PART 4.	SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name of Investor	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-Signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory

Date: ________________________